AMENDMENT AND SUPPLEMENT
                         TO
                    LOAN AGREEMENT



          AGREEMENT, made this 23rd day of October, 1995, by and among:

          MXL INDUSTRIES, INC., a Delaware corporation (the
"Borrower");

          The Banks that have executed the signature pages hereto (individually a "Bank" and collectively, the "Banks"); and

          NATWEST BANK N.A., a national banking association
(the successor in interest to National Westminster Bank NJ), as Agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent");

                    W I T N E S S E T H:

          WHEREAS:

          A.   The Borrower, the Banks and National
Westminster Bank N.J., as Agent (the predecessor in interest to the Agent) have heretofore entered into a Loan Agreement dated April 29, 1993 (the "Original Loan Agreement", and as the Original Loan Agreement is amended and supplemented hereby and as it may from time to time hereafter be amended and supplemented, the "Loan Agreement");

          B.   The parties hereto wish to amend and
supplement the Original Loan Agreement to provide for an increase in the principal amount of the Term Loans, as defined therein, and for certain other matters as hereinafter set forth; and

          C.   Capitalized terms used herein which are
defined in the Original Loan Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Loan Agreement;

          NOW, THEREFORE, for good and valuable
consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          Article 1.     Amended Term Loans; Release of
Certain Collateral; Waiver as to Interest Rate Contract

          Section 1.1    The Borrower hereby acknowledges
and confirms that as of the date hereof, the outstanding principal balance of each Bank's Term Loan (individually an "Original Term Loan" and collectively, the "Original Term
Loans") is as follows:

                                        Outstanding Principal
          Bank                          Balance of Term Loan

          NatWest Bank N.A. (the            $1,117,500.00
          successor in interest to
          NatWest USA and hereinafter
          referred to as "NatWest")

          UJB                                $  382,500.00

Concurrently herewith, each Bank is making an additional loan (individually, an "Additional Term Loan" and collectively, the "Additional Term Loans") to be added to such Bank's Original Term Loan in the following respective principal amounts:

                                        Principal Amount of
          Bank                          Additional Term Loan

          NatWest                            $1,800,395.00

          UJB                                $  659,605.00

Upon the making of the Additional Term Loans on the date hereof, the outstanding principal balance of each Bank's Original Term Loan and Additional Term Loan (individually, an "Amended
Term Loan" and collectively, the "Amended Term Loans") is as follows:

                                        Outstanding Principal
                                         Balance of Amended
          Bank                                Term Loan

          NatWest                            $2,917,895.00

          UJB                                $1,042,105.00

          Section 1.2 The Amended Term Loans made by each Bank shall be evidenced by a single promissory note of the Borrower in form and substance satisfactory to the Banks and the Agent (each, an "Amended and Restated Term Note", and collectively, the "Amended and Restated Term Notes"). Each Amended and Restated Term Note shall be dated the date of this Amendment and Supplement, and shall be payable to the order of such Bank in a principal amount equal to such Bank's Term Loan Commitment, as amended hereby, advanced to the Borrower, and shall otherwise be duly completed. The Amended and Restated Term Notes shall be payable as provided in Section 1.3 hereof. The Amended and Restated Term Notes shall be deemed to amend and restate the Term Notes executed and delivered in connection with the Original Term Loans (individually, an "Original Term Note" and collectively, the "Original Term Notes"), and upon the execution and delivery to each Bank of the Amended and Restated Term Note payable to such Bank, such Bank shall mark the Original Term Note payable to such Bank "Paid by Substitution of New Note" and return it to the Borrower.

          Section 1.3 (a) The Borrower shall pay to the Agent for the account of each Bank the principal of the Amended Term Loan made by such Bank in sixteen (16) consecutive quarterly installments on the Payment Dates, commencing on October 31, 1995 (provided that the last such payment shall be on July 31, 1999, and shall be in an amount sufficient to repay in full the principal amount of such Amended Term Loans), with the aggregate amount of the installments paid on each Payment Date to be equal to $247,500, and such payments shall be distributed between NatWest and UJB in the respective amounts set forth below:

                         Amount of Installment    Amount of Installment
                           to be Distributed        to be Distributed
Payment Dat  e                to NatWest                 to UJB

The last day of each          $182,368.43              $65,131.57
October, January,
April and July from
October 31, 1995
through April 30, 1999

July 31, 1999                 $182,368.55               $65,131.45

          b. The Amended Term Loans shall bear interest at the rates applicable to the Term Loans as set forth in the Original Loan Agreement, and such interest shall be payable in accordance with the terms of the Loan Agreement.

          Section 1.4    Concurrently with the execution and
delivery of this Amendment and Supplement, the Borrower shall pay a non-refundable facility fee to NatWest in the amount of $14,500 and to UJB in the amount of $5,300.

          Section 1.5    The proceeds of the Additional Term
Loans shall be used by the Borrower solely for the following purposes:

               (a) The amount of $1,666,666 shall be loaned by the Borrower to FSG simultaneously with the making of the Additional Term Loans to be used by FSG, simultaneously with its receipt of such amount, for the payment in full by FSG of the outstanding principal balance of the "Term Loans" outstanding under the FSG Loan Agreement; and

               (b) The reimbursement to the Borrower of its payment to the Banks of $793,334 made on July 31, 1995 in respect of the Loans.

          Section 1.6 Concurrently with the execution and delivery of this Amendment and Supplement, the Borrower shall execute and deliver to the Agent Mortgage Modification and Extension Agreements in form and substance satisfactory to the Agent and the Banks (the "Mortgage Modification Agreements") pursuant to which the Borrower agrees that the Borrower Mortgages secure, without limitation, the Borrower's obligations in respect of the Amended and Restated Term Notes and the Amended Term Loans (the Mortgage Modification Agreements, the Amended and Restated Term Notes and this Amendment and Supplement, and all other documents executed and delivered in connection herewith or therewith, are sometimes hereinafter referred to collectively as the "Supplemental Loan Documents").

          Section 1.7    Concurrently herewith, the Banks
and the Agent hereby release their lien on and security interest in:

          (a) Bonds denominated in Swiss francs issued by NPDC, bearing an 8% interest rate and due March 1, 1995 (the "Swiss Bonds") in the principal amount of SFr2,001,000, heretofore owned by the Borrower and pledged pursuant to the Borrower Debt Assignment Agreement; and

          (b) Swiss Bonds in the principal amount of SFr 4,581,000, heretofore owned by FSG and pledged pursuant to the Guarantor Debt Assignment Agreement.

          The Borrower and the Guarantors acknowledge that all of the foregoing Swiss Bonds are to be canceled, and that the Agent shall, concurrently herewith deliver the certificates representing such Swiss Bonds to NPDC. NPDC, by its countersignature hereof, agrees that, promptly upon its receipt of such certificates, it shall deliver such certificates to the Trustee in respect of the Swiss Bonds for cancellation, and shall take all other action required on its part to effect the cancellation of such Swiss Bonds. The Borrower further acknowledges that the foregoing release of Collateral shall not be deemed to be a waiver or consent by the Banks or the Agent for any purpose whatsoever, and that the Borrower's Obligations, as amended and supplemented hereby, remain in full force and effect without regard to such release of Collateral.

          Section 1.8 The Agent and the Banks acknowledge that the Borrower has heretofore entered into an Interest Rate Contract in accordance with Section 2.21 of the Loan Agreement, that such Interest Rate Contract has expired by its terms, and that the Borrower is not currently a party to an Interest Rate Contract as provided in such Section 2.21. The Agent and the Banks hereby consent to the Borrower's failure to have any such Interest Rate Contract in effect and waive any default under such Section 2.21 arising from such failure; provided, however, that the Borrower acknowledges that the foregoing consent and waiver shall be applicable only to the specific matter referred to in this
Section 1.8 and shall not be deemed to be a consent or waiver for any other purpose whatsoever.

          Section 1.9 The Original Loan Agreement, the Loan Documents, and all agreements, instruments and documents executed and delivered in connection with any of the foregoing, shall each be deemed to be amended hereby to the extent necessary to give effect to the provisions of this Amendment and Supplement. Except as amended hereby, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.


          Article 2.     Amendments to the Loan Agreement

          Without limiting the generality of Section 1.6, the Original Loan Agreement is hereby amended as follows:

          Section 2.1    Article 1 of the Original Loan
Agreement is amended as follows:

               (a)  The following new definitions are added:

          "'Adjusted Excess Cash Flow' - for any period, an amount equal to (i) the Borrower's Net Income for such period, (ii) plus, but only to the extent such items shall have been deducted in determining such Net Income, the sum of depreciation and amortization of assets, and other non-cash charges, and (iii) minus, without duplication, the sum of
(1) all Capital Expenditures incurred by the Borrower during such period, but only to the extent that the Borrower did not incur Indebtedness in connection with the incurrence of such Capital Expenditures, and (2) all payments made by the Borrower of principal and interest that were due and payable during such period in respect of the Borrower's Long Term
Debt (including, without limitation, such payments in respect of Capitalized Lease Obligations)."

          "'Amendment and Supplement' - the Amendment and Supplement to Loan Agreement dated October 23, 1995 by and among the Borrower, the Banks that have executed the signature pages thereto and the Agent (as such Amendment and Supplement to Loan Agreement may be amended, modified and supplemented from time to time)."

          "'Long Term Debt' - all Indebtedness which by its terms matures more than twelve (12) months from the date as of which any determination of Long Term Debt is made."

               (b)  The definition of "Debt Service" is
deleted and the following is substituted therefor:

               "Debt Service" - as to any Person as at any date, the sum of (a) all payments of principal and interest on Indebtedness (other than the Term Loan) of such Person for borrowed money and all payments in respect of Capital Leases of such Person that were due and payable during the immediately preceding four full fiscal quarters of such Person, plus (b) (i) during the period from January 1, 1996 through September 29, 1996, the aggregate amount of all payments of principal and interest on the Term Loan that were due and payable during the immediately preceding fiscal quarter of the Borrower, multiplied by four, and (ii) from and after September 30, 1996, all payments of principal and interest on the Term Loan that were due and payable during the immediately preceding four full fiscal quarters of the Borrower.

               (c) The definition of "Term Loan Commitment" is deleted and the following is substituted therefor:

          "'Term Loan Commitment' - as to each Bank, the amount set forth opposite such Bank's name on Schedule I to the Amendment and Supplement."

               (d)  The definition of "Net Income" is
amended by adding the following new sentence at the conclusion thereof:

          "Notwithstanding the foregoing, for purposes of computing the aggregate income (or loss) of the Borrower for any period in determining the Borrower's Net Income for such period, the income (or loss, as the case may be) of GPC and ISI for such period shall not be included to the extent that such income (or loss) otherwise would have been included in such computation in accordance with generally accepted accounting principles consistently applied. The Borrower acknowledges and confirms that to the extent the aggregate income (or loss) of the Borrower is used in computing the Borrower's Tangible Net Worth, such aggregate income (or loss) shall be computed in accordance with generally accepted accounting principles consistently applied, without regard to the immediately preceding sentence."

               (e)  The definition of "Operating Cash Flow"
is amended by adding in clause (iii) thereof the words "or provided for" immediately after the word "paid".

               (f)  The definition of "Tangible Net Worth"
is amended by changing the period at the conclusion thereof to a semicolon, and by adding the following after such semicolon:

          "and further provided, that the amount receivable by the Borrower from FSG in respect of the Borrower's advance to FSG of $1,666,666 (such advance consisting of the payment by the Borrower on behalf of FSG of the outstanding principal balance of the 'Term Loans' under the FSG Loan Agreement), shall be deemed to be an intangible for the purposes hereof."

          Section 2.2    Section 6.9 of the Original Loan
Agreement is amended by deleting subsection 6.9(a) in its entirety and by substituting therefor the following:

          "(a) Have or maintain, as to the Borrower:

               (i) Tangible Net Worth as at the last day of each fiscal quarter of the Borrower which day occurs in the years set forth below at not less than the respective amounts set forth opposite each such year:

                                   Minimum Tangible Net
          Fiscal Quarter-End       Worth on Such Fiscal
          Date Occurring In:       Quarter-End Date

               1993                     $ 4,000,000
               1994                       5,000,000
               1995                       5,200,000
               1996                       6,000,000
               1997                       6,900,000
               1998                       7,900,000
               1999                       9,500,000

               (ii)  The ratio of Indebtedness to Tangible
Net Worth of the Borrower as at the last day of each fiscal quarter of the Borrower at not more than 1.50 to 1.00.

               (iii)  The excess of Current Assets over
Current Liabilities of the Borrower as at the last day of each fiscal quarter of the Borrower at not less than $1,000,000.

               (iv)  Debt Service Coverage of the Borrower
for the four full fiscal quarters ending on the last day of each fiscal quarter of the Borrower at not less than 150%."

          Section 2.3    Section 7.5 of the Original Loan
Agreement is amended by deleting subsection 7.5(b) in its entirety and by substituting therefor the following:

          "(b) Declare or pay any dividends or make any distribution of any kind on the Borrower's or FSG's outstanding stock, or set aside any sum for any such purpose, except that the Borrower or FSG may declare or pay any dividend payable solely in shares of its common stock;
provided, however, that:

               (i)  the Borrower shall be permitted to pay
dividends from time to time to NPDC during any fiscal quarter in an amount not exceeding the aggregate amount of interest, if any, actually paid in cash by NPDC and received by the Borrower during the immediately preceding fiscal quarter in respect of any bonds issued by NPDC owned by the Borrower plus the amount of cash dividends, if any, actually received by the Borrower in respect of stock of GPC and ISI owned by the Borrower; provided further however, that:

               (1)  the amount of such dividends permitted
under this subsection 7.5(b)(i) in any fiscal quarter shall be reduced by the aggregate amount of loans made during such fiscal quarter by the Borrower to NPDC based upon the amount of bond interest and dividends received by the Borrower, as permitted under subsection 7.9(d) hereof; and

               (2)  no such dividend shall be permitted if
at the time of the proposed payment thereof, a Default shall have occurred and be continuing hereunder; and

               (ii)  the Borrower shall be permitted to pay
dividends from time to time to NPDC during each half of its fiscal year in an amount not in excess of 50% of the Borrower's Adjusted Excess Cash Flow for the immediately preceding half of its fiscal year; provided, further however, that:

               (1)  in the event that the Borrower had
positive Adjusted Excess Cash Flow for the first half of a fiscal year, and based upon such Adjusted Excess Cash Flow, the Borrower paid dividends pursuant to this subsection 7.5(b)(ii) during the second half of such fiscal year, and in the event that the financial statements delivered in accordance with Section 5.1 hereof reflect that the Adjusted Excess Cash Flow for such full fiscal year was less than $0, then the amount of dividends permitted under this subsection 7.5(b)(ii) to be paid in the immediately succeeding fiscal year shall be reduced by the amount of dividends paid during such second half of the fiscal year to which such financial statements relate;

               (2)  the amount of such dividends permitted
under this subsection 7.5(b)(ii) during any fiscal half-year of the Borrower shall be reduced by the aggregate amount of investments made by the Borrower during such fiscal half-year pursuant to subsection 7.9(c) hereof (and if the amount of such investments shall exceed the amount of dividends otherwise permitted to be paid pursuant to this subsection 7.5(b)(ii) during such fiscal half-year, then the amount of dividends permitted in the immediately ensuing fiscal half-years shall be accordingly reduced by the amount of such remaining excess);

               (3)  the amount of such dividends permitted
under this subsection 7.5(b)(ii) in any fiscal half-year shall be reduced by the aggregate amount of loans made during such fiscal half-year by the Borrower to NPDC as permitted under subsection 7.9(i) hereof; and

               (4)  no such dividend shall be permitted if
at the time of the proposed payment thereof, a Default shall have occurred and be continuing hereunder."

          Section 2.4    Section 7.9 of the Original Loan
Agreement is amended as follows:

          (a) Subsection 7.9(c)(iv) is amended by changing the period at the conclusion thereof to a comma, and by adding the following after such comma:

          "reduced, in either event, by the aggregate amount of dividends paid by the Borrower during such fiscal year pursuant to subsection 7.5(b)(ii) hereof."

          (b) Section 7.9 is further amended by adding the following new subsections to read in their entirety as follows:

          "(g) (i) The advance by the Borrower to FSG in the amount of $1,666,666, such advance consisting of the payment by the Borrower on behalf of FSG of the outstanding principal balance of the 'Term Loans' under the FSG Loan Agreement, (ii) the advance heretofore made by the Borrower to FSG in the amount of $416,666, such advance constituting the payment by the Borrower on behalf of FSG of the July 31, 1995 principal installments of the 'Term Loans' under the FSG Loan Agreement and (iii) the advance heretofore made by the Borrower to FSG on December 21, 1994 in the amount of $300,000 for the working capital purposes of FSG.

          (h) Loans and advances from time to time by the Borrower to FSG (in addition to the advances permitted under subsection 7.9(g) hereof), provided that the outstanding principal amount of all such loans and advances shall at no time exceed $750,000.

          (i) Loans and advances from time to time by the Borrower to NPDC during each half of the Borrower's fiscal year in an amount not in excess of 50% of the Borrower's Adjusted Excess Cash Flow for the immediately preceding half of its fiscal year; provided, however, that:

               (1)  in the event that the Borrower had
positive Adjusted Excess Cash Flow for the first half of a fiscal year, and based upon such Adjusted Excess Cash Flow, the Borrower made loans and advances pursuant to this subsection 7.9(i) during the second half of such fiscal year, and in the event that the financial statements delivered in accordance with Section 5.1 hereof reflect that the Adjusted Excess Cash Flow for such full fiscal year was less than $0, then the amount of loans and advances permitted under this subsection 7.9(i) to be paid in the immediately succeeding fiscal year shall be reduced by the amount of loans and advances made during such second half of the fiscal year to which such financial statements relate;

               (2)  the amount of such loans and advances
permitted under this subsection 7.9(i) during any fiscal half-year of the Borrower shall be reduced by the aggregate amount of investments made by the Borrower during such fiscal half-year pursuant to subsection 7.9(c) hereof (and if the amount of such investments shall exceed the amount of loans and advances otherwise permitted pursuant to this subsection 7.9(i) during such fiscal half-year, then the amount of loans and advances permitted in the immediately ensuing fiscal half-years shall be accordingly reduced by the amount of such remaining excess;

               (3)  the amount of such loans and advances
permitted under this subsection 7.9(i) in any fiscal half-year shall be reduced by the aggregate amount of dividends paid during such fiscal half-year by the Borrower to NPDC as permitted under subsection 7.5(b)(ii) hereof; and

               (4)  no such loan or advance shall be
permitted if at the time of the proposed making thereof, a Default shall have occurred and be continuing hereunder.

          (j) Concurrently with the execution and delivery of the Amendment and Supplement, the Borrower shall be permitted to lend to NPDC the principal amount of $500,000."

          Section 2.5    Section 7.13 of the Original Loan
Agreement is deleted in its entirety, and the following new
Section 7.13 is substituted therefor:

          "Section 7.13  Capital Expenditures

          Make or become obligated to make Capital
Expenditures in the aggregate for the Borrower during the period from April 1, 1993 through December 31, 1993 in excess of $250,000, and during each fiscal year of the Borrower thereafter, in excess of the respective amounts set forth below (provided, however, that the Capital Expenditures set forth on Exhibit M-2 annexed hereto shall not be included for purposes of determining compliance with this Section 7.13):

          Fiscal Year Ending                 Maximum Capital
             December 31                      Expenditures

               1994                               $250,000
               1995                                500,000
               1996                                400,000
               1997                                250,000
               1998 and each                       250,000"
               year thereafter

          Section 2.6    Section 7.14 of the Loan Agreement
is amended by deleting the period at the conclusion thereof, and by adding the following at the conclusion thereof:

          "other than the fiscal year ending December 31, 1995, and would exceed $700,000 during the fiscal year ending December 31, 1995."

          Section 2.7 Exhibit M to the Original Loan Agreement is amended by deleting in its entirety the list of debt and other arrangements guaranteed by NPDC attached thereto, and by substituting for such list the list annexed hereto as Schedule II.

          Section 2.8    Exhibit M-2 to the Original Loan
Agreement is amended by adding, at the conclusion thereof, the following:

          "Any refinancing or substitute financing of the General Electric Credit Corp. obligation referred to above (whether or not the substitute lessor or financer is General Electric Credit Corp.), provided that the maximum principal amount of MXL's obligation thereunder shall not exceed $1,054,000."

          Article 3.     Acknowledgments and Confirmations

          Section 3.1    a.   The Borrower acknowledges and
confirms that any term used in the Security Documents to which the Borrower is a party to refer to the Borrower's
Indebtedness, liabilities and obligations to the Banks and the Agent, includes, without limitation, the Indebtedness, liabilities and obligations of the Borrower to the Banks, whether now existing or hereafter arising under the Amended and Restated Term Notes and the Original Loan Agreement as amended hereby, and that all of the collateral security provided for in such Security Documents secures the Borrower's full payment and performance of such Indebtedness, liabilities and obligations of the Borrower.

          (b) The Indebtedness, liabilities and obligations of the Borrower to the Banks and the Agent, whether now existing or hereafter arising, under the Amended and Restated Term Notes and the Original Loan Agreement as amended and supplemented hereby, are hereinafter referred to collectively as the "Supplemental Obligations".

          Section 3.2    Each of FSG and NPDC, as
Guarantors, consents in all respects to the execution and delivery by the Borrower of this Amendment and Supplement and the Amended and Restated Term Notes and the transactions contemplated herein, including, without limitation, the release of Collateral provided for herein, and acknowledges and confirms that:

          (a) its Guaranty continues to be valid and in full force and effect, and guarantees, without limitation, the full payment and performance of the Supplemental
Obligations as well as the Obligations; and

          (b) any term used in the Security Documents to which such Guarantor is a party to refer to the Borrower's
Indebtedness, liabilities and obligations to the Banks and the Agent, includes, without limitation, the Supplemental
Obligations, and that all of the collateral security provided for in such Security Documents secures, without limitation, the full payment and performance by each Guarantor of the Indebtedness, liabilities and obligations of such Guarantor under its Guaranty, as acknowledged and confirmed hereby.

          Section 3.3    Each of the Borrower, the Banks and
the Agent hereby acknowledges and confirms that all references in the Loan Agreement, the other Loan Documents and any other agreement, instrument or document executed and delivered in connection herewith or therewith:

          (a)  to the "Term Loans" shall be deemed to
include the Amended Term Loans;

          (b) to the "Term Notes" shall be deemed to refer to the Amended and Restated Term Notes;

          (c)  to the "Loan Agreement" or "this Agreement"
(insofar as such term refers to the Loan Agreement) shall be deemed to refer to the Original Loan Agreement as amended and supplemented hereby;

          (d) to the "Loan Documents" shall be deemed to include, without limitation, the Supplemental Loan
Documents, and all other documents executed and delivered in connection herewith or therewith; and

          (e) to the "Obligations" (or any other term used to describe or refer to the Borrower's Indebtedness, liabilities and Obligations to the Banks and the Agent) shall be deemed to include, without limitation, the Supplemental Obligations.

          Article 4.     Representations and Warranties

          The Borrower hereby represents and warrants to the Agent and the Banks that:

          Section 4.1    After giving effect to the
amendment and supplement of the Original Loan Agreement pursuant hereto and the consummation of the transactions contemplated hereby, b. each of the representations and warranties set forth in Article 3 of the Loan Agreement is true and correct in all respects as if made on the date hereof, and c. there exists no Default or Event of Default under the Loan Agreement.

          Section 4.2 The Borrower and each Guarantor has the power to execute, deliver and perform the Supplemental Loan Documents to be executed by it. The Borrower and each other Loan Party has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Supplemental Loan Documents to be executed by it. No consent or approval of any Person (including, without limitation, any stockholder of the Borrower or any Guarantor), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by the Borrower or any other Loan Party, or the validity, enforcement or priority, of the Supplemental Loan Documents.

          Section 4.3 The execution and delivery by the Borrower and each other Loan Party of each Supplemental Loan Document to which it is a party and performance by it hereunder and thereunder, will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any certificate of incorporation or by-laws of the Borrower or any other Loan Party, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Borrower or any other Loan Party, is a party, or by which it is bound or any of its properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower or any other Loan Party, except for the Liens created and granted pursuant to the Security Documents and acknowledged and confirmed hereby.

          Section 4.4    This Agreement and each other
Supplemental Loan Document has been duly executed and delivered by the Loan Party that is a party thereto, and each constitutes the valid and legally binding obligations of the Loan Party that is a party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

          Section 4.5 The Liens that have been created and granted pursuant to the Security Documents and confirmed hereby constitute valid perfected first Liens on the properties and assets covered by the Security Documents, subject to no prior or equal Lien except as permitted by
Section 7.2 of the Loan Agreement and except for Liens on such properties and assets in favor of the FSG Agent.

          Article 5.     Conditions to Amendment

          The effectiveness of this Amendment and Supplement shall be subject to the fulfillment (to the satisfaction of the Agent and the Banks) of the following conditions precedent:

          Section 5.1    The Borrower, the Banks and the
Agent shall have executed and delivered this Amendment and Supplement.

          Section 5.2    The Borrower shall have executed
and delivered to each Bank its Amended and Restated Term
Note.

          Section 5.3    The Borrower shall have executed
and delivered to the Agent the Mortgage Modification
Agreements in recordable form.

          Section 5.4    The Agent shall have received
copies of (1) a certificate of an officer of the Borrower and the Guarantors to the effect that the Borrower's and Guarantors' respective certificates of incorporation and by-laws have not been amended, modified or changed in any respect since the date of delivery to the Agent of the certificates of incorporation and by-laws of the Borrower and the Guarantors in connection with the execution and delivery of the Original Loan Agreement; (2) all corporate action taken by the Borrower and the Guarantors to authorize the execution, delivery and performance of each of this Amendment and Supplement, the Loan Agreement as amended hereby, the Amended and Restated Term Notes, the other agreements, instruments and documents executed in connection herewith and therewith and the consummation of the transactions contemplated hereby and thereby, certified by its secretary; and (3) an incumbency certificate (with specimen signatures) with respect to the Borrower and the Guarantors.

          Section 5.5    Counsel to the Borrower shall have
delivered to the Agent an opinion in form and substance satisfactory to the Agent and its counsel.

          Section 5.6    d. The Borrower shall have complied
and shall then be in compliance with all of the terms, covenants and conditions of this Amendment and Supplement and the Loan Agreement as amended hereby;

          (b)  After giving effect to the transactions
contemplated hereby, there shall exist no Default or Event of Default under the Loan Agreement; and

          (c) The representations and warranties contained in Article 3 of the Loan Agreement shall be true and correct on the date hereof and after giving effect to this Amendment and Supplement, the Loan Agreement as amended hereby and the transactions contemplated hereunder and thereunder; and the Agent shall have received a Compliance Certificate dated the date hereof to the foregoing effect.

          Section 5.7    All legal matters incident hereto
shall be satisfactory to counsel to the Agent.

          Article 6.     The Agent

          (a) The Banks and the Agent agree and confirm that Article 9 of the Loan Agreement applies in all respects to this Amendment and Supplement, the Loan Agreement as amended hereby and the transactions contemplated herein. Without limiting the generality of the foregoing, each Bank agrees that Section 9.6 of the Loan Agreement applies to this Amendment and Supplement and the transactions contemplated hereby, and that each Bank has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter this Amendment and Supplement.

          (b) Each Bank acknowledges that Natwest Bank N.A. is the successor in interest to National Westminster Bank N.J. in its capacity as Agent, and that Natwest Bank N.A., in such capacity, is vested with all the rights, powers, privileges and duties with which National Westminster Bank N.J. had been vested in its capacity as Agent, and each Bank consents to the foregoing in all respects.

          Article 7.     Miscellaneous

          Section 7.1 THIS AMENDMENT AND SUPPLEMENT, THE AMENDED AND RESTATED TERM NOTES, THE LOAN AGREEMENT AS AMENDED HEREBY AND ALL OTHER AGREEMENTS, DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 7.2 The provisions of this Amendment and Supplement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment and Supplement in any jurisdiction.

          Section 7.3    This Amendment and Supplement may
be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          Section 7.4 This Amendment and Supplement shall be binding upon and inure to the benefit of the Borrower and the Guarantors and their respective successors and to the benefit of each of the Agent and the Banks and its respective successors and assigns. The rights and obligations of the Borrower and the Guarantors under this Amendment and Supplement shall not be assigned or delegated without the prior written consent of the Banks, and any purported assignment or delegation without such consent shall be void.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                              MXL INDUSTRIES, INC.


                              By:


                              NATWEST BANK N.A.


                              By:


                              UNITED JERSEY BANK/CENTRAL,
N.A.


                              By:


                              NATWEST BANK N.A.,
                                as Agent


                              By:


Consented to and
Agreed in All Respects:

NATIONAL PATENT DEVELOPMENT
  CORPORATION


By:


FIVE STAR GROUP, INC.


By:

















                         Schedule I to
                    Amendment and Supplement
                        to Loan Agreement



                    Amended Term Loan Commitments



          NatWest                  $2,917,895.00

          UJB                      $1,042,105.00








































                         Schedule II to
                    Amendment and Supplement
                        to Loan Agreement


                    Debt and Other Arrangements
                         Guaranteed by NPDC


                    [to be supplied by L. Gordon]6